UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   Form 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):  March 9, 2006
                                                   --------------------


                                J.W. Mays, Inc.
           ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                 New York                1-3647              11-1059070
    -------------------------------------------------------------------------
    (State or other jurisdiction      (Commission          (IRS. Employer
          of incorporation)           File Number)       Identification No.)


               9 Bond Street,  Brooklyn,  New York  11201-5805
              ----------------------------------------------------------
                      (Address of principal executive offices)


     (Registrant's telephone number, including area code)   718-624-7400
                                                          -----------------


                                                  This Report Contains 4 Pages.

Item 2.02. Results of Operations and Financial Condition


J. W. Mays, Inc. issued a press release on March 9, 2006, reporting its financial results for the three and six-months ended January 31, 2006. The press release reported revenues for the three and six-month periods ended January 31, 2006 and net (loss) for the three-month period and net income for the six-month period ended January 31, 2006 and provided a comparison for revenues and net income to the three and six-month periods ended January 31, 2005.

A copy of the press release is attached to this Form 8-K as Exhibit 99(i).

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         J. W. MAYS, INC.
                                                    ------------------------
                                                           (Registrant)



Dated:    March 10, 2006                 By: Mark Greenblatt
        ---------------------          ---------------------------
                                         Mark Greenblatt
                                         Vice President
                                         Principal Financial Officer

Press Release
                                                                 Exhibit 99(i)


                             J. W. MAYS, INC.
                          REPORTS ON OPERATIONS
       FOR THE SECOND QUARTER AND SIX MONTHS ENDED JANUARY 31, 2006



J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2006.

Revenues for the three months ended January 31, 2006 were $3,386,784 compared to revenues of $3,171,903, in the comparable 2005 three month period, while revenues for the current six months were $6,727,703 compared to revenues of $6,328,846 in the comparable 2005 six months.

Net loss for the three months ended January 31, 2006 was ($58,197), or ($ .03) per share, compared to net income of $35,923, or $.01 per share, in the comparable 2005 three month period.

Net income for the six months ended January 31, 2006 was $69,112, or $ ..03 per share, compared to net income of $150,799, or $ .07 per share, in the comparable 2005 six month period.




                                    *  *  *



Dated:   March 9, 2006